SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2010

Vendum Batteries Inc.
(Exact name of registrant as specified in its charter)

NV	333-149197	39-2068976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Thames Valley Park Drive , Reading, Berkshire	RG6 1PT
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +44 118 380 0895

____________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry Into a Material Definitive Agreement

On July 26, 2010, we issued a convertible promissory note, in the principal amount of $50,000, to Paramount Trading Company Inc. (the “Note”). The Note accrues interest at 12% per annum. The Note, together with all accrued interest, is due and payable by July 27, 2011. The Note is convertible into shares of our common stock at fair market value, determined by the lesser of our share price of our last private offering or the 30 day average of our trading stock.

The Note is filed as Exhibit 10.1 to this Current Report on Form 8-K, and reference is hereby made to such document for a more complete description of the terms thereof.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	12% Convertible Promissory Note dated as of July 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vendum Batteries Inc.

/s/ Fraser Cottington
Fraser Cottington
Chief Executive Officer

Date: July 27, 2010